 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 8, 2019

New Residential Investment Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-35777	45-3449660
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 45th Floor
New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 479-3195

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class:	Trading Symbol:	Name of each exchange on which registered:
Common Stock, $0.01 par value per share	NRZ	New York Stock Exchange

7.50% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	NRZ PR A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act
☐

Item 1.01  Entry into a Material Definitive Agreement.

On August 8, 2019, New Residential Investment Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities Inc., as representative of the several underwriters named therein (the “Underwriters”). The following summary of certain provisions of the Underwriting Agreement is qualified in its entirety by reference to the complete Underwriting Agreement filed as Exhibit 1.1 hereto and incorporated herein by reference.

Pursuant to the Underwriting Agreement, subject to the terms and conditions expressed therein, the Company agreed to sell to the Underwriters an aggregate of 10,000,000 shares of the Company’s 7.125% Series B Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share, with a liquidation preference of $25.00 per share (the “Series B Preferred Stock”). In connection with the offering, the Company has granted the Underwriters an option for 30 days to purchase up to an additional 1,500,000 shares of the Series B Preferred Stock. The shares of the Series B Preferred Stock are being sold pursuant to a prospectus supplement, dated August 8, 2019, and related prospectus, dated August 1, 2019, each filed with the Securities and Exchange Commission, relating to the Company’s automatic shelf registration statement on Form S-3 (File No. 333-232952).

The Company has separately agreed to indemnify the Underwriters against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended. If the Company is unable to provide the required indemnification, the Company has agreed to contribute to payments the Underwriters may be required to make in respect of those liabilities. In addition, the Underwriting Agreement contains customary representations, warranties and agreements of the Company, and customary conditions to closing. The offering is expected to close on August 15, 2019, subject to the conditions stated in the Underwriting Agreement.

Certain of the Underwriters and their affiliates have in the past provided, are currently providing and may in the future from time to time provide, investment banking and other financing, trading, banking, research, transfer agent and trustee services to the Company, its subsidiaries and its affiliates, for which they have in the past received, and may currently or in the future receive, fees and expenses. The net proceeds from the sale of common stock in the offering is expected to be used for investments and general corporate purposes. Additionally, certain of the Underwriters and their affiliates may sell assets to the Company from time to time.

 Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.  The following exhibit is being filed herewith:

No.	Description
1.1	Underwriting Agreement, dated August 8, 2019, by and between New Residential Investment Corp. and BofA Securities Inc., as representative of the several underwriters named therein.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 9, 2019

NEW RESIDENTIAL INVESTMENT CORP.

/s/ Nicola Santoro, Jr.
Nicola Santoro, Jr.
Chief Financial Officer